Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
1st Commerce Bank
North Las Vegas, NV
We hereby consent to the use in the proxy statement/prospectus of Global Consumer Acquisition Corp. constituting a part of the Registration Statement on Form S-4 of our report dated April 9, 2009, relating to the financial statements of 1st Commerce Bank which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
September 16, 2009